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                              EXHIBIT 23
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                          SPARTON CORPORATION
                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sparton Corporation of our report dated August 17, 2001, included in the 2001 Annual Report to Shareowners of Sparton Corporation and subsidiaries.

Our audits also included the financial statement schedule of Sparton Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan of our report dated August 17, 2001, with respect to the consolidated financial statements of Sparton Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended June 30, 2001.

                                                         /s/  ERNST & YOUNG LLP

Toledo, Ohio
September 26, 2001





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